                                                                   EXHIBIT 17.2

                                    OFFICERS

                 VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.



NAME                       OFFICE                              LOCATION
-------------------------  ----------------------------------  --------------------

Don  G. Powell             Chairman & Chief Executive Officer  Houston, TX

William R. Molinari        President & Chief Operating         Oakbrook Terrace, IL
                           Officer

Ronald A. Nyberg           Executive Vice President & General  Oakbrook Terrace, IL
                           Counsel
William R. Rybak           Executive Vice President & Chief    Oakbrook Terrace, IL
                           Financial Officer
Paul R. Wolkenberg         Executive Vice President            Houston, TX

Robert A. Broman           Sr. Vice President                  Oakbrook Terrace, IL
Gary R. DeMoss             Sr. Vice President                  Oakbrook Terrace, IL
Keith K. Furlong           Sr. Vice President                  Oakbrook Terrace, IL
Douglas B. Gehrman         Sr. Vice President                  Houston, TX
Richard D. Humphrey        Sr. Vice President                  Houston, TX
Scott E. Martin            Sr. Vice President, Deputy General  Oakbrook Terrace, IL
                           Counsel & Secretary
Charles G. Millington      Sr. Vice President & Treasurer      Oakbrook Terrace, IL
Robert S. West             Sr. Vice President                  Oakbrook Terrace, IL
John H. Zimmermann, III    Sr. Vice President                  Oakbrook Terrace, IL

Timothy K. Brown           1st Vice President                  Laguna Niguel, CA
James S. Fosdick           1st Vice President                  Oakbrook Terrace, IL
Dominic C. Martellaro      1st Vice President                  San Francisco, CA
Mark R. McClure            1st Vice President                  Oakbrook Terrace, IL
Mark T. McGannon           1st Vice President                  Oakbrook Terrace, IL
James J. Ryan              1st Vice President                  Oakbrook Terrace, IL
Michael L. Stallard        1st Vice President                  Oakbrook Terrace, IL
Patrick J. Woelfel         1st Vice President                  Oakbrook Terrace, IL

Laurence J. Althoff        Vice President & Controller         Oakbrook Terrace, IL
James K. Ambrosio          Vice President                      Massapequa, NY
Patricia A. Bettlach       Vice President                      St. Louis, MO
Carol S. Biegel            Vice President                      Oakbrook Terrace, IL
James J. Boyne             Vice President, Associate General   Oakbrook Terrace, IL
                           Counsel & Assistant Secretary
William F. Burke, Jr.      Vice President                      Mendham, NJ
Loren Burket               Vice President                      Plymouth, MN
Thomas M. Byron            Vice President                      Oakbrook Terrace, IL
Glenn M. Cackovic          Vice President                      Laguna Niguel, CA
Joseph N. Caggiano         Vice President                      New York, NY
Richard J. Charlino        Vice President                      Houston, TX
Eleanor M. Cloud           Vice President                      Oakbrook Terrace, IL
Dominick Cogliandro        Vice President & Asst. Treasurer    New York, NY
Michael Colston            Vice President                      Louisville, KY
Suzanne Cummings           Vice President                      Houston, TX
Tracey M. DeLusant         Vice President                      Lynbrook, NY


David B. Dibo              Vice President                      Oakbrook Terrace, IL
Howard A. Doss             Vice President                      Tampa, FL
Charles Edward Fisher      Vice President                      Oakbrook Terrace, IL
William J. Fow             Vice President                      Redding, CT
Nicholas J. Foxhaven       Vice President                      Denver, CO
Charles Friday             Vice President                      Gibsonia, PA
Erich P. Gerth             Vice President                      Dallas, TX
Daniel Hamilton            Vice President                      Houston, TX
John A. Hanhauser          Vice President                      Philadelphia, PA
Eric J. Hargens            Vice President                      Orlando, FL
Gregory Heffington         Vice President                      Oakbrook Terrace, IL
Susan J. Hill              Vice President                      Oakbrook Terrace, IL
Robert S. Hunt             Vice President                      Baltimore, MD
Lowell Jackson             Vice President                      Norcross, GA
Dana R. Klein              Vice President                      Oakbrook Terrace, IL
Ann Marie Klingenhagen     Vice President                      Oakbrook Terrace, IL
Frederick Kohly            Vice President                      Miami, FL
David R. Kowalski          Vice President & Director           Oakbrook Terrace, IL
                           of Compliance
S. William Lehew III       Vice President                      Charlotte, NC
Robert C. Lodge            Vice President                      Philadelphia, PA
Walter Lynn                Vice President                      Flower Mound, TX
Richard M. Lundgren        Vice President                      Oakbrook Terrace, IL
Kevin S. Marsh             Vice President                      Bellevue, WA
Carl Mayfield              Vice President                      Lakewood, CO
Ruth L. McKeel             Vice President                      Oakbrook Terrace, IL
John Mills                 Vice President                      Kenner, LA
Robert Muller, Jr.         Vice President                      Houston, TX
Ronald E. Pratt            Vice President                      Marietta, GA
Craig S. Prichard          Vice President                      Oakbrook Terrace, IL
Walter E. Rein             Vice President                      Oakbrook Terrace, IL
Michael W. Rohr            Vice President                      Oakbrook Terrace, IL
James B. Ross              Vice President                      Oakbrook Terrace, IL
Heather R. Sabo            Vice President                      Richmond, VA
Stephanie Scarlata         Vice President                      Lynbrook, NY
Lisa A. Schomer            Vice President                      Oakbrook Terrace, IL
Ronald J. Schuster         Vice President                      Tampa, FL
Jeffrey C. Shirk           Vice President                      Boston, MA
Kimberly M. Spangler       Vice President                      Atlanta, GA
Darren D. Stabler          Vice President                      Phoenix, AZ
Christopher J. Staniforth  Vice President                      Leawood, KS
James D. Stevens           Vice President                      Boston, MA
William C. Strafford       Vice President                      Granger, IN
David A. Tabone            Vice President                      Phoenix, AZ
James C. Taylor            Vice President                      Oakbrook Terrace, IL
John F. Tierney            Vice President                      Oakbrook Terrace, IL
Curtis L. Ulvestad         Vice President                      Red Wing, MN
Jeff Warland               Vice President                      Oakbrook Terrace, IL
Sandra A. Waterworth       Vice President and Assistant        Oakbrook Terrace, IL
                           Secretary
Weston B. Wetherell        Vice President, Assoc. General      Oakbrook Terrace, IL
                           Counsel & Asst. Secretary
James R. Yount             Vice President                      Seattle, WA
Patrick M. Zacchea         Vice President                      New York, NY

Brian P. Arcara           Asst. Vice President                    Philadelphia, PA
Christopher M. Bisaillon  Asst. Vice President                    Oakbrook Terrace, IL
Eric J. Bridges           Asst. Vice President                    Oakbrook Terrace, IL
Billie J. Bronaugh        Asst. Vice President                    Houston, TX
Robert C. Brooks          Asst. Vice President                    Manchester, MA
Richard B. Callaghan      Asst. Vice President                    Oakbrook Terrace, IL
Deanna Margaret Chiaro    Asst. Vice President                    San Jose, CA
Stephen M. Cutka          Asst. Vice President                    Oakbrook Terrace, IL
Nicholas Dalmaso          Asst. Vice President & Asst.            Oakbrook Terrace, IL
                          Secretary
Daniel R. DeJong          Asst. Vice President                    Oakbrook Terrace, IL
Melissa B. Epstein        Asst. Vice President                    Houston, TX
Huey P. Falgout, Jr.      Asst. Vice President & Asst. Secretary  Houston, TX
Walter C. Gray            Asst. Vice President                    Oakbrook Terrace, IL
Joseph Hays               Asst. Vice President                    Philadelphia, PA
Scott F. Heyer            Asst. Vice President                    Tampa, FL
Jeffrey S. Kinney         Asst. Vice President                    Oakbrook Terrace, IL
Michael B. Kollins        Asst. Vice President                    Oakbrook Terrace, IL
Natalie N. Hurdle         Asst. Vice President                    New York, NY
Laurie L. Jones           Asst. Vice President                    Houston, TX
Patricia D. Lathrop       Asst. Vice President                    Tampa, FL
Tony E. Leal              Asst. Vice President                    Houston, TX
Ivan R. Lowe              Asst. Vice President                    Houston, TX
Linda S. MacAyeal         Asst. Vice President                    Oakbrook Terrace, IL
Ann Therese McGrath       Asst. Vice President                    Laguna, CA
Stuart R. Moehlman        Asst. Vice President                    Houston, TX
Peggy E. Moro             Asst. Vice President                    Oakbrook Terrace, IL
Gregory S. Parker         Asst. Vice President                    Houston, TX
David B. Partain          Asst. Vice President                    Oakbrook Terrace, IL
Christine K. Putong       Asst. Vice President & Asst. Secretary  Oakbrook Terrace, IL
Michael Quinn             Asst. Vice President                    Oakbrook Terrace, IL
David P. Robbins          Asst. Vice President                    Oakbrook Terrace, IL
Jeffrey S. Rourke         Asst. Vice President                    Oakbrook Terrace, IL
Thomas J. Sauerborn       Asst. Vice President                    New York, NY
Bruce Saxon               Asst. Vice President                    Oakbrook Terrace, IL
Andrew J. Scherer         Asst. Vice President                    Oakbrook Terrace, IL
Traci T. Sorensen         Asst. Vice President                    Oakbrook Terrace, IL
Gary Steele               Asst. Vice President                    Philadelphia, PA
David H. Villarreal       Asst. Vice President                    Oakbrook Terrace, IL
Robert A. Watson          Asst. Vice President                    Oakbrook Terrace, IL
Barbara A. Withers        Asst. Vice President                    Oakbrook Terrace, IL

David C. Goodwin          Asst. Secretary                         Oakbrook Terrace, IL
Gina M. Scumaci           Asst. Secretary                         Oakbrook Terrace, IL

Elizabeth M. Brown        Officer                                 Houston, TX
John Browning             Officer                                 Oakbrook Terrace, IL
Leticia George            Officer                                 Houston, TX
Gina Grippo               Officer                                 Houston, TX
Sarah Kessler             Officer                                 Oakbrook Terrace, IL
Francis McGarvey          Officer                                 Houston, TX
William D. McLaughlin     Officer                                 Houston, TX
Becky Newman              Officer                                 Houston, TX
Rosemary Pretty           Officer                                 Houston, TX
Colette Saucedo           Officer                                 Houston, TX

Frederick Shepherd        Officer                         Houston, TX
Larry Vickrey             Officer                         Houston, TX
John Yovanovic            Officer                         Houston, TX

                                   DIRECTORS

                 VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC.




NAME                 OFFICE                    LOCATION
-------------------  ------------------------  ---------------------------------

Don G. Powell        Chairman & CEO            2800 Post Oak Blvd.
                                               Houston, TX 77056

William R. Molinari  President & COO           One Parkview Plaza
                                               Oakbrook Terrace, IL 60181

Ronald A. Nyberg     Executive Vice President  One Parkview Plaza
                     & General Counsel         Oakbrook Terrace, IL 60181

William R. Rybak     Executive Vice President  One Parkview Plaza
                     & CFO                     Oakbrook Terrace, IL 60181